Exhibit 99.1

CATHY BUCH,
Plaintiff,

v.

DAVID FILO, SUSAN M. JAMES, MAX R. LEVCHIN, MARISSA A. MAYER, THOMAS J. MCINERNEY, CHARLES R. SCHWAB, H. LEE SCOTT, JR., JANE E. SHAW, MAYNARD G. WEBB, JR., HENRIQUE DE CASTRO, and YAHOO! INC.,

Defendants.

C.A. No. 10933-VCL

STIPULATION AND [PROPOSED] ORDER

REGARDING NOTICE TO STOCKHOLDERS,

DISMISSAL OF ACTION, AND

PAYMENT OF ATTORNEYS’ FEES AND EXPENSES

IT IS HEREBY STIPULATED AND AGREED, by the parties hereto, through their undersigned counsel, subject to the approval of the Court, WHEREAS:

A. On April 22, 2015, Plaintiff Cathy Buch (“Plaintiff”) commenced the above-captioned action (the “Action”) on behalf of herself and all other similarly situated stockholders of Yahoo! Inc. (“Yahoo”), and derivatively on behalf of Yahoo, against Yahoo, David Filo, Susan M. James, Max R. Levchin, Marissa A. Mayer, Thomas J. McInerney, Charles R. Schwab, H. Lee Scott, Jr., Jane E. Shaw, Maynard G. Webb, Jr., and Henrique de Castro (the “Individual Defendants” and, collectively, “Defendants”);

B. The Verified Class Action and Derivative Complaint (the “Complaint”) asserted five counts: Count I (Direct Claim for Breach of Contract Against All Defendants), Count II (Derivative Claim for Breach of Contract On Behalf of the Company Against All Individual Defendants), Count III (Direct Claim for Breach of Fiduciary Duty Against All Defendants), Count IV (Derivative Claim for Breach of Fiduciary Duty On Behalf of the Company Against All Individual Defendants), Count V (Derivative Claim for Unjust Enrichment On Behalf of the Company Against All Individual Defendants);

C. The Action was stayed from September 2, 2015, to May 5, 2016, pending resolution of the matter captioned Amalgamated Bank v. Yahoo! Inc., C.A. No. 10774-VCL (Del. Ch. Mar. 10, 2015);

D. Defendants filed opening briefs for motions to dismiss the Complaint on May 27, 2016, Plaintiff filed opposition papers on June 17, 2016, and Defendants filed their reply papers on July 1, 2016;

E. On August 9, 2016, the Court granted the motions to dismiss as to Filo, Schwab, Scott, Shaw, and de Castro for Counts I, II, III, and IV, denied the motions as to James, Levchin, Mayer, McInerney, Webb (together, the “Remaining Director Defendants”), and Yahoo, and granted the motions to dismiss as to Filo, James, Levchin, Mayer, McInerney, Schwab, Scott, Shaw, and Webb for Count V, and denied the motion as to de Castro;

F. On June 29, 2016, Yahoo’s board of directors (the “Board”) voted to establish a Demand Review Committee (“DRC”), consisting of Yahoo Directors Tor R. Braham and Catherine J. Friedman, to consider allegations and claims raised by Plaintiff as well as claims asserted by Amalgamated Bank in a litigation demand made on June 23, 2016, and to recommend further action to the Board as may be appropriate;

G. The DRC was subsequently renamed the Special Litigation Committee (“SLC”) and granted additional authority to investigate and take action in response to the derivative claims asserted by Plaintiff in this Action;

H. Plaintiff reviewed approximately 90,000 pages of documents that were produced by Yahoo, the Remaining Director Defendants, and de Castro between August 2016 and June 2017;

I. On April 4, 2017, the Court denied without prejudice the motions for judgment on the pleadings as to Count I that were filed by the Remaining Director Defendants and Yahoo;

J. Between July 2016 and May 2017, the SLC conducted an investigation and prepared its findings and recommendations in a report dated May 8, 2017 (the “SLC Report”);

K. On May 12, 2017, the SLC presented the findings and recommendations from the SLC Report to the Board, which resolved to accept the recommendations of the SLC;

L. On May 19, 2017, the SLC filed the SLC Report with the Court as an exhibit to its motion to dismiss Counts II, IV, and V;

M. Plaintiff filed a motion for expedited proceedings in support of a motion for preliminary injunction and on May 26, 2017, the Court denied Plaintiff’s motion for expedited proceedings, which mooted Plaintiff’s motion for preliminary injunction as to Counts III and IV;

N. The SLC concluded that Yahoo’s Compensation and Leadership Development Committee (the “Compensation Committee”) had not been delegated authority in its charter to terminate de Castro and that Section 5.4 of Yahoo’s bylaws required approval by the full Board for his termination;

O. The SLC concluded that Plaintiff did not state a viable breach of contract or breach of fiduciary duty claim for the bylaw violation alleged by the complaint in this Action based on its finding that the fiduciaries involved in the decision did not act in bad faith or with gross negligence or a conscious disregard of their obligations in connection with de Castro’s termination;

P. The SLC also found no evidence that a full Board vote on de Castro’s termination would have yielded a different result;

Q. The SLC concluded that Plaintiff did not state a viable breach of fiduciary duty claim related to Yahoo’s 2014 proxy because the allegedly misleading statements would not have been material to a reasonable stockholder and there is no evidence that the Individual Defendants were negligent or acted in bad faith;

R. The SLC Report concluded that claims based on de Castro’s termination against the directors for corporate waste or against de Castro for unjust enrichment are meritless because de Castro was entitled to his severance pursuant to a legally binding contract;

S. The SLC, in the course of its investigation, also identified—and recommended that the Board adopt—certain measures that the SLC believed might strengthen Yahoo’s corporate governance practices in connection with future executive compensation awards;

T. Yahoo adopted the corporate governance measures recommended by the SLC, to the extent it did not already observe those measures, including the following:

1. When joining the Compensation Committee, new members shall receive training on best practices and processes for executive compensation decision-making;

2. Whenever possible, all information relevant to an executive compensation decision shall be shared by management with the directors who will be making the decision;

3. Whenever possible, relevant materials shall be provided to the directors sufficiently in advance of any meeting where binding decisions will be made to provide a sufficient opportunity for meaningful review before the meeting begins;

4. Whenever possible, executive compensation decisions, including termination decisions, shall involve and be based on the advice of counsel having the required expertise; and

5. Whenever possible, in-house counsel with responsibility for corporate governance issues shall be involved in the executive compensation decision-making process so that he or she can advise the directors on their fiduciary obligations;

U. On June 16, 2017, Yahoo changed its name to Altaba Inc. (“the Company”) following the completed sale of the operating business to Verizon Communications, Inc. and all the directors on the Board resigned except for the following four directors: Tor R. Braham, Eric K. Brandt, Catherine J. Friedman, and Thomas J. McInerney;

V. On July 26, 2017, the Board (with Mr. McInerney recusing himself)

unanimously determined that it is advisable and in the best interests of the Company and its stockholders to take steps to moot the claims that are asserted in the Action and accordingly: (1) ratified (a) the finding of the SLC that none of the members of the Compensation Committee violated their fiduciary duties in connection with the approval of de Castro’s final offer letter dated October 15, 2012, which included changes to de Castro’s compensation that had been approved by the chair of the Compensation Committee with knowledge of the Compensation Committee as discussed on pages 14 through 17 and 37 through 39 of the SLC Report; (b) the finding of the SLC that the Compensation Committee had sound business reasons to terminate de Castro without cause; and (c) the termination of de Castro without cause on January 12, 2014; and (2) established as its policy, as recommended by Plaintiff’s counsel, that any committee of the Board that exercises delegated authority will specify in that committee’s minutes or resolutions the source of that delegated authority;

W. In light of the actions taken by the Board, Plaintiff wishes to dismiss Counts I, II, and V, with prejudice as to herself only as moot as to all Defendants;

X. In light of the SLC’s conclusion, and based on Plaintiff’s review of the evidentiary record, Plaintiff has concluded that the prospects for relief do not warrant continued litigation of Counts III and IV, and accordingly, Plaintiff wishes to dismiss Counts III and IV, with prejudice as to herself only as to all Defendants;

Y. The Board has unanimously determined (with Mr. McInerney recusing himself) that it is advisable and in the best interest of the Company and its stockholders to pay a mootness fee to the Plaintiff’s counsel in light of the contribution of the Action to the actions taken by the Company;

Z. On July 26, 2017, the Board (with Mr. McInerney recusing himself) unanimously agreed in the exercise of business judgment to pay Plaintiff’s counsel $2,385,000 in attorneys’ fees and expenses in light of the contribution of the Action to the actions taken by the Company;

AA. The Court has not passed judgment on the amount of the fee;

BB. Stockholders of the Company with questions or concerns regarding this Stipulation and Order of Dismissal may contact the attorneys listed in the signature blocks below;

NOW, THEREFORE, upon consent of the parties and subject to the approval of the Court:

IT IS HEREBY ORDERED this          day of             , 2017, pursuant to Court of Chancery Rules 23(e) and 23.1(c), that:

1. Counts I, II, III, IV, and V are dismissed with prejudice as to Plaintiff.

2. The Company shall file this Stipulation and Order of Dismissal as an attachment to a Form 8-K following the entry of this Stipulation and Order of Dismissal (“Order”). The filing by the Company of this Order as an attachment to a Form 8-K constitutes adequate notice for purposes of Rules 23(e) and 23.1(c) (the “Notice”).

3. The Company shall file with the Court an affidavit that the Notice has been made (the “Affidavit”) in accordance with paragraph 1 above no later than five calendar days after the Notice is publicly filed.

4. Upon the filing of the Affidavit:

a.	The Register in Chancery is directed to close this Action on the docket; and

b.	The Court will no longer retain any jurisdiction over this Action.

5. The Company shall pay to Plaintiff’s counsel attorneys’ fees and expenses in the amount of $2,385,000, and Plaintiff and Plaintiff’s counsel shall not seek any additional fees, expenses, or costs relating to the Action from any source. Such fees, costs, and expenses shall be paid to Barrack, Rodos, & Bacine by wire transfer within fourteen days after entry of this order to an account designated by Barrack, Rodos & Bacine.

August 8, 2017	YOUNG CONAWAY STARGATT &
TAYLOR LLP

/s/ Richard J. Thomas
Of Counsel:	Kathaleen S. McCormick (No. 4579)
Richard J. Thomas (No. 5073)
Jordan Eth	Rodney Square
Mark R.S. Foster	1000 North King Street
Su-Han Wang	Wilmington, DE 19801
MORRISON & FOERSTER LLP	(302) 571-6600
425 Market Street
San Francisco, CA 94105	Counsel for Defendant and Nominal
(415) 268-7000	Defendant Yahoo! Inc.

August 8, 2017	ANDREWS & SPRINGER LLC

/s/ Peter B. Andrews
Of Counsel:	Peter B. Andrews (No. 4623)
Craig J. Springer (No. 5529)
Daniel E. Bacine	David M. Sborz (No. 6203)
Jeffrey W. Golan	3801 Kennett Pike
BARRACK, RODOS & BACINE	Building C, Suite 305
Two Commerce Square	Wilmington, Delaware 19807
2001 Market Street, Suite 3300	(302) 504-4957
Philadelphia, Pennsylvania 19103
(215) 963-0600	Counsel for Plaintiff Cathy Buch

Alexander Arnold Gershon
Michael A. Toomey
BARRACK, RODOS & BACINE 11 Times Square, 10th Floor 640 Eighth Avenue
New York, New York 10036
(212) 688-0782

August 8, 2017	MCCARTER & ENGLISH, LLP

/s/ Andrew S. Dupre
Of Counsel:	Michael P. Kelly (No. 2295)
Andrew S. Dupre (No. 4621)
Sara B. Brody	405 North King Street, 8th Floor
Kevin R. Rubino	Wilmington, DE 19801
SIDLEY AUSTIN, LLP	(302) 984-6300
555 California Street, Suite 2000
San Francisco, CA 94104	Counsel for Special Litigation
Committee of Board of Directors of
Kimberly A. Dunne	Yahoo! Inc.
SIDLEY AUSTIN, LLP 555 West Fifth Street
Los Angeles, CA 90013

SO ORDERED this    day of            , 2017

Vice Chancellor J. Travis Laster

This document constitutes a ruling of the court and should be treated as such.
Court:	DE Court of Chancery Civil Action

Judge:	J Travis Laster

File & Serve
Transaction ID:	60953410

Current Date:	Aug 08, 2017

Case Number:	10933-VCL

Case Name:	CONF ORD Buch, Cathy vs Filo David

Court Authorizer:	Laster, J Travis
/s/ Judge Laster, J Travis